UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

TIANHE UNION HOLDINGS LIMITED

(Exact name of Registrant as specified in charter)

Nevada	333-199967	47-1549749
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Wall Street, 28 Fl, Unit 2851 New York, NY 10005	10005
(Address of principal executive offices)	(Zip Code)

+646-512-5855

Registrant's telephone number, including area code:

LISSOME TRADE CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on September 22, 2015, LISSOME TRADE CORP. (the “Company”) changed its original name to “Tianhe Union Holdings Limited.” The Board of Directors of the Company approved the changed name and deemed it better reflects the direction and business of the Company.

The name change is completed in connection of a merger pursuant to Section 92A.180 Section 1, 3, 4, and 5 of the Nevada Revised Statutes, according to which, the merger is in the form that the Company’s wholly-owned subsidiary, Tianhe Union Holdings Limited, a corporation incorporated under the laws of the state of Nevada on August 31, 2015, merged into the Company itself, having the Company as the surviving corporation. Therefore no shareholder approval for the merger and the related name change from either the parent or the subsidiary company is required. The change to the Company’s name is reflected in the Articles of Merger attached herein, filed on September 8, 2015 with the State of Nevada.

Item 8.01	Other Events

The name change is to become effective with OTC Markets at the opening for trading on September 22, 2015, under the new stock symbol of “TUAA”. Our new CUSIP number is 88631D 103.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 3.1	Articles of Merger filed with the Secretary of State of Nevada on September 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANHE UNION HOLDINGS LIMITED
(Registrant)

Date: September 22, 2015	By:	/s/ Zaixian Wang
	Name:	Zaixian Wang
	Title:	President

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